SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                              _____________________


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) November 1, 1999



                            The Allstate Corporation
               (Exact Name of Registrant as Specified in Charter)




   DELAWARE                        1-11840                       36-3871531
(State or Other                   (Commission                   (IRS Employer
 Jurisdiction of                   File Number)                  Identification
 Incorporation)                                                     Number)


  2775 SANDERS ROAD, NORTHBROOK, ILLINOIS                           60062
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code (847) 402-5000















                                   Page 1 of 6
                             Exhibit Index at page 4

Item 5.  OTHER EVENTS


     On November 1, 1999, the Registrant issued the press release attached hereto as Exhibit 99.




Item 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (c)      Exhibits



EXHIBIT NO.                                           DESCRIPTION

   99                                       Registrant's press release dated
                                            November 1, 1999

                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                    THE ALLSTATE CORPORATION




                                    By s\ EMMA M. KALAIDJIAN

                                      Name:  Emma M. Kalaidjian
                                      Title: Assistant Secretary



November 1, 1999

                                Index to Exhibits




                                                          SEQUENTIAL
                                                            PAGE
NUMBER                 DESCRIPTION                         NUMBER



 99            Registrant's press release dated               5
               November 1, 1999

                                                                  Exhibit No. 99

The Allstate Corporation
NEWS
                                                           For More Information:
                                                             Christine Hennessey
                                                        Allstate Media Relations
                                                                  (847) 402-9572
                                                            chennes@allstate.com

                                                                     Larry Sonis
                                                          American Heritage Life
                                                                    904/798-1610

FOR IMMEDIATE RELEASE

               ALLSTATE CLOSES PURCHASE OF AMERICAN HERITAGE LIFE
              INVESTMENT CORP. TO ENTER WORK-SITE MARKETING ARENA

     NORTHBROOK, Ill., Nov. 1, 1999 - The Allstate Corporation (NYSE:ALL) announced today that it has completed its previously announced acquisition of American Heritage Life Investment Corporation. (NYSE:AHL), the third largest work-site marketer of life, disability and health insurance in the country. The deal, valued at $1.1 billion, supports Allstate Life and Savings' strategy to grow life insurance sales through new products and distribution channels. The purchase further broadens and strengthens Allstate's multi-channel, multi-product, and multi-brand strategy.

     American Heritage Life Investment Corp. (AHLIC) shareholders overwhelmingly supported the acquisition with more than 99 percent of the total votes cast in favor of the transaction. AHLIC shareholders will receive $32.25 for each AHLIC share, receivable in Allstate shares, cash or a combination. In addition, Allstate will assume AHLIC's debt obligations under its outstanding mandatorily redeemable preferred securities.

     American Heritage Life Insurance Company, which is the principal subsidiary of AHLIC, is the unit responsible for marketing the work-site life, disability and health insurance products.

    "Bringing together American Heritage Life's well-respected management and expertise in work-site marketing with Allstate's capital and expansive agent network will allow us to dramatically grow this company," said Edward M. Liddy, Allstate's chairman, president and chief executive officer. "We plan to take American Heritage Life from a regional to a national leader in work-site marketing."

     In 1998, American Heritage Life Insurance had revenues of $480 million and recorded an operating profit of $36.4 million.

     "The work-site market is expected to grow 10 to 15 percent annually over the next decade. A combination of American Heritage Life and Allstate will enable us to take advantage of this growth as well as increase our market share," said Tom Wilson, president, Allstate Life and Savings. "American Heritage Life Insurance's existing management will continue to run the business and its headquarters will remain in Jacksonville, Florida."

     "The opportunities for growth as a member of the Allstate group are why this merger took place. Now it is time to capitalize on those opportunities," said C. Richard Morehead, president and chief executive officer, American Heritage Life.

     This transaction follows the announcement of Allstate Life and Savings' strategic alliance with Putnam Investments under which the companies introduced the new Putnam Allstate Advisor variable annuity in May 1999. In addition, on October 1, Allstate closed the purchase of CNA Personal Lines as a part of its new initiative to become the leading provider of personal lines insurance in the independent agent market.

     American Heritage Life Insurance is licensed to conduct business in 49 states, the District of Columbia and Puerto Rico. It focuses primarily on the sale of products to workers in companies with fewer than 1,000 employees. These average to small size companies employ some 87 percent of the American workforce.

     The Allstate Corporation is the nations largest publicly held personal lines insurance company. Its main business units include Allstate Personal Property and Casualty, which provides insurance for more than 14 million households and has approximately 15,500 agents in the U.S. and Canada, and Allstate Life and Savings, which markets a number of life insurance and savings products under a variety of brands through a number of channels and is currently the nation's 17th largest life insurance business.

                                       ###



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